EXHIBIT 99.3

Neonode Inc.

Unaudited Consolidated Financial Statements for the three months ended March 31, 2007 and 2006, respectively and as of March 31, 2007 and December 31, 2006, respectively

Index to the Consolidated Financial Statements

Consolidated Statements of Financial Position	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to the Consolidated Financial Statements	5

Neonode, Inc.
Consolidated Statements of Financial Position Unaudited

	March 31,	December 31,
	2007	2006
Amounts in US dollars (000) except for share and per share data
ASSETS
Current Assets
Cash	2,930	369
Accounts receivable, net of allowances for doubtful accounts of $0
for March 31, 2007 and December 31, 2006	70	46
Inventories, net	339	-
Prepaid expenses and accrued income	602	621
Other current assets	256	117

Total current assets	4,197	1,153

Machinery and equipment, net	153	65
Intangible assets	137	155

	290	220

Total assets	4,487	1,373

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Current portion of long-term debt	10,017	5,112
Accounts payable	818	245
Accrued expenses	840	893
Deferred revenue	228	462
Other liabilities	705	437

Total current liabilities	12,608	7,149

Long-term debt	820	854

Total liabilities	13,428	8,003

Commitments and contingencies

Stockholders' deficit
Common stock, 10,000,000 and 6,500.000 shares authorized with par value $0.01 at Mar 31, 2007 and Dec 31, 2006, respectively;
2,911,217 shares issued and outstanding at Mar 31, 2007 and Dec
31, 2006, respectively	29	29
Additional paid-in-capital	3,770	3,480
Accumulated other comprehensive income	28	88
Accumulated deficit	(12,768)	(10,227)

Total stockholders' deficit	(8,941)	(6,630)

Total Liabilities and Stockholders' Deficit	4,487	1,373

The accompanying notes are an integral part of these Consolidated Financial Statements.

Neonode, Inc.
Consolidated Statements of Operations
Unaudited

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2007	2006
	Unaudited
Amounts in US dollars (000) except for share and per share data

Net sales	249	945
Cost of sales	2	728
Gross profit (loss)	247	217

Operating expenses
Research and development	1,045	349
Sales and marketing	486	147
General and administrative	1,118	847
Total operating expenses	2,649	1,343
Operating loss	(2,402)	(1,126)

Other income (expense):
Interest income and other income	106	11
Interest expense and other expenses	(245)	(93)
Total other expense	(139)	(82)

Loss before income taxes	(2,541)	(1,208)
Income tax provision (benefit)	-	-
Net loss	(2,541)	(1,208)

Non-cash inducement charge related to corporate
reorganization Feb. 28, 2006	-	106
Net loss available to common shareholders	(2,541)	(1,314)

Loss per common share:

Basic	(0.87)	(0.48)
Diluted	(0.87)	(0.48)

Weighted average common
shares outstanding:	2,911,217	2,723,726

The accompanying notes are an integral part of these Consolidated Financial Statements.

Neonode, Inc.
Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended
	March 31,
	2007	2006
Amounts in US dollars (000)	Unaudited

Cash Flows from Operating Activities:
Net loss	(2,541)	(1,208)
Adjustments to reconcile net loss to cash
used in operating activities:
Depreciation and amortization	27	21
Deferred interest	88	21
Amortizaton of debt discount and deferred financing fees	141	26
Stock-based compensation expense	163	616
Change in fair value of embedded derivative	1	(7)

Changes in operating assets and liabilities:
Accounts receivable and other current assets	(171)	(68)
Prepaid expenses and accrued income	43	(8)
Inventories	(338)	10
Accounts payable and other liabilities	588	(28)
Deferred revenue	(224)	(200)
Net cash used in operating activities	(2,223)	(825)

Cash Flows From Investing Activities:
Acquisition of property and equipment	(101)	(1)
Net cash used in investing activities	(101)	(1)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	5,000	4,000
Deferred financing fees	(125)	(278)
Payments on long-term notes payable	(22)	(32)
Proceeds from sale of employee stock options	122	-
Proceeds from sale of common stock	-	198
Net cash provided by financing activities	4,975	3,888

Effect of exchange rate changes on cash	(90)	41

Net Increase in cash and
cash equivalents	2,561	3,103
Cash and cash equivalents - beginning
of period	369	199
Cash and cash equivalents - end of
period	2,930	3,302

Supplemental Disclosures of Cash Flow Information:
Interest paid	3	4

The accompanying notes are an integral part of these Consolidated Financial Statements.

NEONODE INC

Notes to the Consolidated Financial Statements

(Unaudited)

All amounts in (000) except for share and per share data

1. Nature of the business and operations

Neonode, Inc. (the Company) was incorporated in the State of Delaware in 2006 as part of a corporate reorganization of Neonode AB, a company founded in February 2004 and incorporated in Sweden.

Neonode designs, develops and sells multimedia mobile phones with a focus on unique design and user experience. Neonode’s first model, the N1, was released in November 2004. The Company’s next generation multimedia mobile phone, the Neonode N2, was launched in February 2007 with first shipments of the phone estimated during June 2007.

On January 19, 2007, Neonode entered into an Agreement and Plan of Merger and Reorganization with SBE Inc. We expect to complete the transaction in our third quarter of fiscal 2007, subject to the satisfaction of the closing conditions set forth in the merger agreement. In addition to customary closing conditions, the transaction is subject to the approval of both the SBE and Neonode shareholders. After the merger is completed, the combined company's headquarters will be in Stockholm, Sweden, where our corporate headquarters is located and it is anticipated that the name of the merged company will be changed to “Neonode Inc.” The combined company’s stock is expected to continue to trade on the Nasdaq Capital Market.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has incurred net operating losses and negative operating cash flows since inception. As of March 31, 2007 the Company had an accumulated deficit of $12,768 and a working capital deficit of $8,411. In February 2007, the Company completed an offering of $5,000 of its convertible senior secured notes to existing shareholders, warrant holders, and convertible note holders of Neonode Inc and AIGH. In June 2007, the Company issued of an additional $3,000 of convertible senior secured notes. The terms and conditions of these notes are described in Note 4. Management expects to convert all its convertible debt, including accrued interest on such debt, prior to maturity. As a result of this financing transaction, management believes that it will be able to meet its liquidity needs for the next 12 months. The financial statements do not include any adjustments related to the recovery of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of significant accounting policies

Fiscal Year

The Company’s fiscal year is the calendar year.

Basis of Presentation

The accompanying financial data as of March 31, 2007 and for the three months ended March 31, 2007, and 2006 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The accompanying December 31, 2006 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These unaudited Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and the notes thereto for the fiscal year ended December 31, 2006.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present a fair statement of financial position as of March 31, 2007, results of operations for the three months ended March 31, 2007 and 2006, cash flows for the three months ended March 31, 2007 and 2006, as applicable, have been made. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Effects of recent accounting pronouncements

The following are expected effects of new US GAAP accounting pronouncements.

In September 2006, FASB issued SFAS No. 157 Fair Value Measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We are currently evaluating this standard and its effect on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently assessing the impact that SFAS 159 will have on its results of operations and financial position.

3.	Inventories

Inventories consisted of parts and materials as follows:

	March 31,	December 31,
	2007	2006

Parts and materials	$339	-

Total inventories	$339	-

4.	Long-term debt

The Company’s debt consists of the following:

	March 31,	December 31,
	2007	2006

Senior secured notes	$10,000	5,000
Petrus Holding SA	766	780
Loan - Almi Företagspartner 2	176	201
Loan - Almi Företagspartner 1	92	94
Capital lease	4	5

Total notes outstanding	11,038	6,080

Unamortized debt discounts	(201)	(114)
Total debt, net of debt discounts	$10,837	5,966

Short-term portion of long-term debt	(10,017)	(5,112)

Long-term debt	$820	854

Senior secured notes (bridge notes)

On January 19, 2007, all outstanding bridge notes were modified to include a reverse merger with SBE as an event for conversion on the same terms as an initial public offering. In addition, the conversion terms relating to the senior secured notes were modified whereby the maturity date was extended from August 28, 2007 to September 30, 2007.

At March 31, 2007, the senior secured notes (bridge notes), which bear interest at 4%, had a maturity date of September 30, 2007. In May 2007, the maturity date for all outstanding senior secured notes was extended from September 30, 2007 to December 31, 2007. The bridge notes are collateralized by the common stock shares of Neonode Inc.’s wholly owned subsidiary, Neonode AB and are subordinated in right of payment to all indebtedness of Neonode AB to Almi Företagspartner Stockholm AB. In addition, Per Bystedt, Thomas Ericsson and Magnus Goertz have pledged their beneficial holdings in Neonode Inc. as collateral for the bridge notes. The bridge notes are convertible under the following scenarios:

1.
In the event the Merger Agreement is terminated, the senior secured notes may be prepaid without premium or penalty, in whole or in part, on 20 days notice; provided that the Lender shall have the opportunity, prior to such prepayment, to convert the senior secured note into common stock of the Company at a price based on the pre money valuation set forth in Scenario 3 below.

2.
In the event that the Merger is consummated pursuant to the terms of the Merger Agreement, the senior secured notes, including without limitation all accrued interest (unless paid in cash by the undersigned) and other obligations under the senior secured note, shall automatically convert, immediately prior to the Closing of the merger and without any action of the holder, into a number of units of the undersigned (the “Units”), each Unit consisting of one share of Common Stock and one half of a Warrant of the undersigned determined by dividing the outstanding principal amount and accrued interest due on the senior secured notes by $5.00 (the “Conversion Price”).

3.
In the event the Merger Agreement is terminated and the Neonode completes a registered public offering in the United States, United Kingdom or Sweden (the “QIPO”) with gross proceeds in an amount at least equal to the cost of operating the Company for a period of three months (commencing after the QIPO) on or before December 31, 2007 (as amended in May 2007), this senior secured notes, including without limitation all accrued interest (unless paid in cash by the Company) and other obligations under the senior secured notes, shall automatically convert without any action of the holder into the securities offered in such financing at a price per security equal to the price paid by public investors based on the pre-money valuation of the fully-diluted equity of the Company, including for this purpose as equity all debt (other than (i) SEK 2,000,000 of debt held by ALMI Foretagspartner AB and (ii) all principal and interest under the Senior Secured Notes) held by stockholders or their affiliates, of $15,330; and provided further that the Company has not suffered any material adverse change since the date hereof.

4.
In the event the Merger Agreement is terminated and Neonode fails to complete the QIPO or Merger by December 31, 2007 (as amended in May 2007) due to circumstances beyond Neonode’s control, the senior secured notes, including without limitation all accrued interest and other obligations under the senior secured notes, shall be converted into common stock of the Neonode, Inc. at a price per share equal to the fair market value of such shares as determined by negotiations between the Neonode and the holders of at least 50.1% of the aggregate outstanding principal amount of the senior secured notes (the “Required Holders”), subject to compliance with applicable securities law; provided that (i) the pre-money valuation of the fully-diluted equity of Neonode in the event and at the time of such conversion, including for this purpose as equity all debt (other than (a) SEK 2,000 of debt held by ALMI Foretagspartner AB and (b) all principal and interest under the senior secured notes) held by stockholders or their affiliates, does not exceed US $15,330, (ii) Neonode has not suffered any Material Adverse Change since the date hereof and (iii) the Lender and Neonode enter into an investor rights agreement which includes certain demand and piggyback registration rights, preemptive rights, tagalong rights with principal stockholders of Neonode, rights to Company information and a bar on issuance of toxic preferreds or other death spiral convertible securities, all as negotiated between the undersigned and the Required Holders. During the term of the Senior Secured Notes, Neonode shall not issue any equity securities or securities convertible into, exercisable to purchase or exchangeable for equity securities without offering to holders of the senior secured notes rights to purchase up to a percentage (the “Percentage”) of such issue equal to the ratio of (A) the aggregate principal amounts of the senior secured notes then outstanding divided by (B) the sum of $15,330 and such aggregate principal amounts, and shall not permit Neonode AB to issue any such securities or incur any indebtedness other than reasonable accounts payable.

In February 2007, we completed an additional $5,000 convertible senior secured note financing package that was offered proportionally to our Shareholders. AIGH had first right to any subscription amounts not taken by other existing shareholders. The terms and conditions of these notes are substantially the same as for the existing senior secured notes as amended on January 19, 2007.

Derivatives

The senior secured notes issued above contain an embedded derivative instrument (conversion feature) with three triggers. Pursuant to Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities and EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, this conversion feature is considered an embedded derivative and is included in “Other liabilities”. At the time of issuance of the senior secured notes, the fair value of the conversion feature was recorded as a debt discount and amortized to interest expense over the expected term of the senior secured notes. Changes in the fair value of the conversion feature are recorded in “Interest expense and other expenses”. During the three month period ending March 31, 2007 and 2006, we recorded $49 and $7 of interest expense associated with the amortization of the debt discount along with a reduction of $1 and $7 associated with the changes in the fair value of the conversion feature liability.

5.	Stockholders’ deficit

On January 17, 2007 the Board of Directors approved an employee stock option plan the “2007 Plan” for selected employees and directors of the Company and its subsidiaries (i) who are subject to Swedish income taxation (each, a “Swedish Participant”) and (ii) who are not subject to Swedish income taxation (each, a “Non-Swedish Participant”). A total of 433,250 options were issued in accordance to the 2007 Plan, with 383,250 options issued to Swedish Participants and 50,000 options to a Non-Swedish Participant. The options issued under the plan to the Non-Swedish Participant are five year options with 25% vesting immediately and the remaining vesting over a three year period. The options issued to the Swedish participants have terms of 15 -24 months, and are vested upon issuance. The employees that received the Swedish Participant options paid an aggregate option premium amounting to $122, which was calculated using the Black-Sholes option pricing model using assumptions commonly accepted by the Swedish tax authorities.

Salary expense for the three month period ending March 31, 2007 includes a stock compensation charge relating to the above issuance of Swedish Participant and Non-Swedish Participant options. The fair value of the options at the date of issuance was calculated using the Black-Scholes option pricing model. These calculations assumed a risk free interest rate of 4.5%, a volatility of 50% and a share price of $4.69. The value of the options was allocated to the vested and unvested options and the unvested portion is amortized on a straight line basis over the remaining vesting period. The stock compensation expense in the amount of $163 reflects the fair value of the vested options on the date of issuance less the option premium received from the Swedish participants.

On January 18, 2007 the Stockholders approved the 2007 Stock Option Plan and an increase in the number of common shares outstanding to 10,000,000.

The following table shows the options and warrants outstanding in Neonode Inc. at March 31, 2007:

		Number of	Expiration	Exercise
Date issued	Issued to:	warrants	date	price
2006 02 28	Almi	22,490	2011 02 28	10.00
2006 02 28	Iwo Jima	110,929	2011 02 28	10.00
2006 02 08	Employees	28,800	2007 06 30	5.73
2006 02 28	Employees	9,000	2007 06 30	7.17
2007 01 18	Employees	194,125	2008 04 17	6.50
2007 01 18	Employees	189,125	2009 01 17	7.50
2007 01 18	Employees	50,000	2012-01-17	5.00
Total number options and warrants outstanding		604,469

No options or warrants were exercised, cancelled or forfeited during the three month period ending March 31, 2007.

6.	Warranty obligations and other guarantees

The N1 telephone was generally warranted against defects for twelve months following the sale. We have a twelve month warranty from our manufacturer. We expect the warranty terms to be similar for our N2 telephones. Our estimate of costs to service our warranty obligations is based on expectation of future conditions. To the extent we estimate warranty claim activity or increased costs associated with servicing those claims, a warranty accrual will be created and may increase or decrease from time to time, resulting in increases or decreases in gross margin.

We enter into indemnification provisions under our agreements with other companies in the ordinary course of business, typically with business partners, contractors, customers and landlords. Under these provisions we generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of our activities or, in some cases, as a result of the indemnified party's activities under the agreement.

On January 8, 2007 Neonode engaged Griffin Securities, Inc. to act as an exclusive financial advisor in connection with any financial, business combination or corporate reorganization transaction in which Neonode, may be involved. If at any time Neonode consummates a transaction during period to June 30, 2007, Neonode shall pay or cause to be paid to Griffin upon consummation of such Transaction a fee of $250 which will be paid at closing and grant Griffin warrants to purchase 65,000 units for the same price as the conversion price used when converting all outstanding debt immediately prior to the closing of the transaction, or $5 per unit. Each unit consists of 1 share of Neonode common stock and 0.5 warrants to purchase one share of common stock. The term of the agreement shall be until June 30, 2007, provided that if negotiations are pending with respect to any transaction at the expiration of the term, or if a transaction is consummated during a period of 18 months after expiration of the term with a party introduced to Neonode by Griffin during the term, Griffin shall be entitled to its fee provided above regardless of when such transaction is consummated.

7.	Income taxes

On January 1, 2007, the Company adopted FIN 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109”. There were no adjustments to retained earnings as a result of the implementation of FIN 48.  Valuation allowances are recorded to offset certain deferred tax assets due to management’s uncertainty of realizing the benefits of these items. Management applies a full valuation allowance for the accumulated losses of Neonode Inc, and its subsidiary Neonode AB since it is not determinable using the “more likely than not” criteria that there will be any future benefit of our deferred tax assets. This is mainly due to our history of operating losses and due to the competitive character of the hand-held media device/mobile telephone market. The main components of our deferred tax benefits are the accumulated net operating loss carry-forwards, which are almost entirely related to the operations of Neonode AB in Sweden. Currently, under Swedish tax law these benefits do not expire and may be carried forward and utilized indefinitely. At March 31, 2007 and December 31, 2006, Neonode’s unrecognized deferred tax benefit amounted to $3,232 and $2,534, respectively, all of which will impact the Company’s effective tax rate when recognized. Our major tax jurisdictions are Sweden and the US. The tax years 2004, 2005 and 2006 for Sweden are open and the tax year 2006 for the US is open.

8.	Net income (loss) available to common shareholders per share

Basic net income (loss) available to common shareholders per share for the three month periods ending March 31, 2007 and 2006 was computed by dividing the net income (loss) available to common shareholders for the relevant period by the weighted average number of shares of common stock outstanding. The diluted net income (loss) available to common shareholders per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock and common stock equivalents outstanding. The Company had no potential dilutive shares during the three months ended March 31, 2007 and 2006.

9.	Comprehensive income

The components of comprehensive loss are:

	Three months ended
	March 31,	March 31,
	2007	2006

Net loss for the period	$(2,541)	(1,208)
Cumulative translation adjustment	(60)	(27)

Total comprehensive income	$(2,601)	(1,235)

10.	Segment information

We have one reportable segment. The segment is evaluated based on consolidated operating results. We currently operate in one industry segment; the development and selling of multimedia mobile phones. To date, we have carried out substantially all of our operations through our subsidiary in Sweden, although we do carry out some development activities together with our manufacturing partner in Malaysia. We intend to manage our future growth on a geographic basis and our management will evaluate the performance of our segments and allocate resources to them based upon income (loss) from operations.

In addition to phone sales, revenues included license revenue amounting to $225 and $200 for the three month period ending March 31, 2007 and 2006, respectively.

11.	Related party transactions

Iwo Jima SARL and Spray AB are companies where the Chairman of the Board and a significant shareholder of Neonode Inc., Per Bystedt, owns or has significant influence. As part of the note purchase offering in February 2007 as described in Note 4, Spray AB purchased notes in the amount of $35 and Iwo Jima SARL purchased notes in the amount of $504. In addition, the CEO of Neonode Inc., Mikael Hagman and the President of Neonode AB, Tommy Hallberg purchased senior secured notes in the amount of $25 and $15, respectively.

12.	Subsequent events

On May 18, 2007 the Merger agreement between SBE and Neonode was amended to set the exchange ratio of SBE shares to Neonode shares at 3.5319 SBE shares per 1 Neonode share. Also in this amendment, it was agreed that SBE may lend $1,000 to Neonode and that the 65,000 warrants due to Griffin Securities upon closing of the merger in accordance with an agreement described in Note 6 between Neonode and Griffin Securities may be granted and issued prior to the Merger between Neonode and SBE.

In addition, during May, the maturity date for all outstanding bridge notes was extended to December 31, 2007 and SBE agreed to lend Neonode $1,000 with a maturity date of September 30, 2007 and an annualized interest rate of 6%. A note under this agreement in the amount of $500 was issued to SBE by Neonode on May 25, 2007.

In June 2007; $3,000 in new bridge notes were issued to existing investors under the same terms as the amended existing bridge notes.